Exhibit 23(iii)




          INDEPENDENT AUDITOR'S CONSENT




          We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-3 of our report dated March 12, 1997 on the financial statements of East Midlands Electricity plc for the year ended March 31, 1996, appearing in the current report on Form 8-K/A, of Dominion Resources, Inc. dated March 20, 1997.


          /s/Deloitte & Touche
          DELOITTE & TOUCHE
          Chartered Accountants
          London, England

          11 February 1998